EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF DECEMBER 31, 1996


                                                                  PERCENTAGE
                                                                  OF VOTING
                                              JURISDICTION        SECURITIES
NAME                                         OF ORGANIZATION        OWNED
--------------------------------------------------------------------------------
INTRUST Bank, National Association            National Bank          100%

Will Rogers Bank                              Oklahoma               100%

NestEgg Consulting Inc.                       Kansas                 100%

INTRUST Community Development Corporation     Kansas                 100%


Note: As of September 16, 1996, The First Bank, Moore, Oklahoma no longer operates as a separate subsidiary of the Company, having merged into Will Rogers Bank. As of December 18, 1996, First Moore Insurance Agency, Inc. was merged into the Company and no longer operates as a separate subsidiary.